Exhibit 23


                          <Letterhead of
                   Jones, Jensen & Company, LLC
          Certified Public Accountants and Consultants>





                 CONSENT OF INDEPENDENT AUDITORS
                 --------------------------------


Board of Directors
Living Card Company, Inc.
Salt Lake City, Utah


We hereby consent to the use in this Registration Statement of Living Card Company, Inc. on Form SB-1, of our audit report dated July 15, 1998 and our unaudited report dated March 11, 1999, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.


/s/ Jones, Jensen & Company
Jones, Jensen & Company
Salt Lake City, Utah
March 18, 1999



50 South Main Street
Suite 1450
Salt Lake City, Utah 84144
Telephone (801) 328-4408
Facsimile (801) 328-4461